Exhibit 10.33

[[Company Logo]]  Marquette Healthcare Finance

By Email and US Mail

April 7, 2009

Mr. Thomas Sandgaard, CEO Mr. Fritz Allison, CFO 8022 Southpark Circle Littleton, CO 80120

Re:	Loan and Security Agreement

Dear Mr. Sandgaard and Mr. Allison:

Marquette Healthcare Finance (“Marquette”) is providing written notice to Zynex, Inc., and Zynex Medical, Inc. (“Zynex”) of default under the Loan and Security Agreement entered into between Zynex and Marquette on September 23, 2008.

Zynex is in default as follows:

Financial Covenants

The financial covenants contained in the Loan and Security Agreement are important because they show the financial condition of Zynex.  Under Section 9.1 of the amended Loan and Security Agreement, Zynex is to maintain the following financial covenants:

1.	TTM EBITDA: $6,500,000 at the end of fourth quarter, 2008.
2.	Debt Service Coverage Ratio: 3.00 at the end of fourth quarter, 2008.
3.	TTM EBITDA: $7,500,000 at the end of first quarter, March 31, 2009

The Covenant Certificate provided by Zynex to Marquette for the quarter ending December 31, 2008 shows that Zynex has failed to meet the minimum financial covenant for the TTM EBITDA as follows:

900 SW Fifth Avenue, Suite 1920
Portland, OR 97204
www.marquettehf.com
503.525.5402

1.	TTM EBITDA: $826,661

The Covenant Certificate provided by Zynex to Marquette for the quarter ending December 31, 2008 shows that Zynex has failed to meet the minimum financial covenant for the minimum Debt Service Coverage Ratio as follows:

2.	Q4 2008 DSC: 1.59:1.00

The financial projections provided by Zynex to Marquette for the quarter ending March 31, 2009 show that Zynex will fail to meet the minimum financial covenant for the TTM EBITDA as follows:

3.	TTM EBITDA: $1,239,000

Opportunity to Cure and Proposal

1.
The default concerning Zynex’s failure to meet the TTM EBITDA covenant at the quarter ending December 31, 2008 and the anticipated default regarding the failure to meet the TTM EBITDA covenant at the quarter ending March 31, 2009 are not curable based on financial statements and projections for these dates.  Marquette is willing to forbear taking action on the financial covenant defaults for the quarters ending December 31, 2008 and March 31, 2009; specifically, waiving a default fee and default interest rate.

Marquette will re-set the TTM EBITDA covenant for the remainder of the year as follows:

000’s	9/31/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009
Orig. TTM EBITDA Covenent	Waived	6,500	7,500	8,200	11,500	13,000
TIM EBITDA Actual	7,430	827
TIM EBITDA Projected			1,239	1,795	4,065	5,139
MHF Proposed EBITDA Reset		Waive	Waive	1,436	3,252	4,111

When available, financial projections for 2010 will be used to set future TTM EBITDA covenant targets in Marquette’s sole discretion.

2.
The default concerning Zynex’s failure to meet the Debt Service Coverage ratio covenant at the quarter ending December 31, 2008 is not curable based on financial statements for the same date.  Marquette is willing to forbear taking action on the financial covenant default for the quarter ending December 31, 2008; specifically, waiving a default fee and default interest rate.

900 SW Fifth Avenue, Suite 1920
Portland, OR 97204
www.marquettehf.com
503.525.5402

3.
Zynex has restated its unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2008.  Marquette waives any breach of a representation, warranty or covenant concerning the accuracy of the original unaudited financial statements for these quarterly periods.  Notwithstanding the foregoing, Marquette expressly reserves any right to declare a default, and any other claim, right or remedy with respect to (a) the restated financial statements for these quarterly periods; and (b) any fraud or intentional misrepresentation in connection with the original financial statements for these quarterly periods.

4.	Marquette will amend the Loan and Security Agreement to reflect the following pricing change:

•	Margin: 3.25%
•	Collateral Monitoring fee: $1,750 per month, payable in arrears on the first day of the month.

Marquette expressly reserves the right to take action for financial covenant defaults in subsequent reporting periods or upon any other default under the Loan Documents.

If the above proposal is agreeable, please sign a copy of this letter and return it to me.

Regards,

/s/ Jonathan W. Kott
Jonathan W. Kott
Senior Relationship Manage

Marquette’s proposal detailed above is accepted:

        /s/ Thomas Sandgaard
        Thomas Sandgaard
        Zynex, Inc. and Zynex Medical, Inc.

cc:    Marty Golden
   Jennifer Sheasgreen

900 SW Fifth Avenue, Suite 1920
Portland, OR 97204
www.marquettehf.com
503.525.5402